SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 5, 2004
(Date of earliest event reported)

Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-8489 (Commission File Number)	54-1229715 (I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219-3932
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 5, 2004, Dominion Resources, Inc. issued a press release announcing it will record an additional $7 million after-tax charge against first quarter 2004 earnings related to an agreement to settle a class action lawsuit involving a dispute over Dominion's rights to install fiber-optic cable along a portion of its electric transmission corridor. The settlement agreement is subject to court approval.

The press release and related unaudited preliminary earnings tables are furnished with this Form 8-K as Exhibit 99.

Exhibit
99	Dominion Resources, Inc. press release dated May 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson Patricia A. Wilkerson Vice President and Corporate Secretary

Date: May 5, 2004